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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  May 16, 2006
                Date of Report (date of earliest event reported)


                           NATIONAL DENTEX CORPORATION
             (Exact name of registrant as specified in its charter)

                        Commission file number 000-23092


                MASSACHUSETTS                           04-2762050
               (State or Other                           (I.R.S.
               Jurisdiction of                          Employer
               Incorporation or                      Identification
                Organization)                              No.)


            526 Boston Post Road,                          01778
                Wayland, MA
           (Address of Principal                        (Zip Code)
             Executive Offices)

                                 (508) 358-4422
                (Registrant's Telephone No., including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated 2001 Stock Plan.

On May 16, 2006, National Dentex's stockholders approved the Amended and Restated 2001 Stock Plan, which diversifies the equity-based compensation awards available under the plan, which previously only contemplated stock options, to include the issuance of restricted stock and restricted stock units. The amendments to the plan did not increase the number of shares available for issuance under the plan. Executive officers and other key persons and employees of National Dentex and its subsidiaries, as well as non-employee directors, are eligible to participate in the plan, subject in each case to the various terms and conditions of the plan.

A copy of the Amended and Restated 2001 Stock Plan is incorporated herein by reference to Appendix A to the definitive proxy statement for the 2006 Special Meeting in Lieu of Annual Meeting of Stockholders of National Dentex Corporation, as filed with the Securities and Exchange Commission on March 29, 2006.

Director Compensation.

National Dentex's board of directors met after the stockholders meeting on May 16, 2006 and approved the following fees for the ensuing year for each of National Dentex's four non-employee directors, namely Thomas E. Callahan, Jack
R. Crosby, David V. Harkins, and Norman F. Strate. Non-employee directors will receive an annual retainer fee and may elect to receive such compensation in the form of $30,000 cash or in the form of $36,000 worth of restricted stock or restricted stock units vesting fully on the first anniversary of the effective award date of May 16, 2006 (equivalent to 1,596 shares of restricted stock or restricted stock units, calculated by dividing $36,000 by National Dentex's common stock price of $22.55 at the close of trading on May 16, 2006, rounded to the nearest whole share), or some combination of the three forms of compensation. All of National Dentex's directors, except Mr. Brown, are non-employee directors. Each non-employee director has thirty (30) calendar days (i.e., until June 15, 2006) within which to elect to receive his retainer fee in the form of cash, restricted stock, or restricted stock units, or some combination thereof. However, May 16, 2006 will be used for purposes of the one-year vesting schedule for any resulting restricted stock or restricted stock unit agreement as well as the effective date of grant for valuation purposes of the restricted stock and/or restricted stock unit award, as the case may be.

The board also voted to set the fees for meetings and committee service as follows: each non-employee director will be paid $1,000 for attendance at a meeting of the Board of Directors (or $500 for participation by telephone), and $500 for attendance at a committee meeting (other than on the same day as a meeting of the full Board of Directors). The board also voted to grant the Chairman of the Audit Committee an additional $10,000 and the Chairmen of the Executive, Compensation and Nominating Committees an additional $2,000 each. Other members of the Audit Committee will receive an additional $2,000. All of the additional payments described in this paragraph will be cash payments. The board also voted to continue to reimburse directors for travel and similar expenses incurred in connection with their services.

The form of Annual Director Fee Deferral and Restricted Stock/RSU Subscription Agreement, the form of Restricted Stock Unit Agreement for Employees and Directors under the Amended and Restated 2001 Stock Plan, and the form of Restricted Stock Agreement for Non-Employee Directors under the Amended and Restated 2001 Stock Plan are attached to this Current Report on Form 8-K as Exhibits 10.2, 10.3 and 10.4 and they are each hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

          (d) Exhibits

10.1 Amended and Restated 2001 Stock Plan (incorporated by reference to Appendix A to the definitive proxy statement for the 2006 Special Meeting in Lieu of Annual Meeting of Stockholders of National Dentex Corporation, filed with the SEC on March 29, 2006).

10.2 Form of Annual Director Fee Deferral and Restricted Stock/RSU Subscription Agreement (filed herewith).

10.3   Form of Restricted Stock Unit Agreement (filed herewith).

10.4   Form of Restricted Stock Agreement (filed herewith).




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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        NATIONAL DENTEX CORPORATION
                                        (Registrant)




May 22, 2006
                                        By:      /s/ Richard F. Becker, Jr.
                                           -------------------------------------
                                        Richard F. Becker, Jr.
                                        Executive Vice President, Treasurer and
                                        Chief Financial Officer








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

                                  Exhibit Index


10.1 Amended and Restated 2001 Stock Plan (incorporated by reference to Appendix A to the definitive proxy statement for the 2006 Special Meeting in Lieu of Annual Meeting of Stockholders of National Dentex Corporation, filed with the SEC on March 29, 2006).

10.2 Form of Annual Director Fee Deferral and Restricted Stock/RSU Subscription Agreement (filed herewith).

10.3   Form of Restricted Stock Unit Agreement (filed herewith).

10.4   Form of Restricted Stock Agreement (filed herewith).








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